TOMI Environmental Solutions, Inc.

NEWS RELEASE

For release April 15, 2013

TOMI COMPLETES ACQUISITION OF BINARY IONIZATION TECHNOLOGY

BEVERLY HILLS, Calif. – (April 15, 2013) –TOMI Environmental Solutions, Inc. (“TOMI”) (OTCBB:TOMZ), a global bacteria decontamination and infectious disease control company, announced today that it completed the acquisition of binary ionization technology and related patents from L-3 Applied Technologies, Inc. (“L-3”), for $3,500,000 in cash.

The technology relates to a disinfection system that applies cold plasma activation to a hydrogen peroxide-based aerosol ("BIT").  L-3 will continue to have the exclusive license to sell BIT products covered by the transferred technology to the military.  BIT, also known as SteraMist, deactivates organic compounds and quickly and effectively kills viruses, bacteria, spores, mold, and fungi in the air and on surfaces.  This fast-acting biological disinfection leaves no residue or noxious fumes and is environmentally friendly.

Dr. Halden Shane, TOMI’s Chief Executive Officer, stated, “We are thrilled to have completed this acquisition.  Today, TOMI has obtained control of this innovative, patented technology.  We have been selling this product line over the past two and one-half years and have made inroads into U.S. and International Healthcare markets along with the Professional Remediation Industry.   Now that we’ve taken over the technology in full, with the exception of military sales, we have the ability and intent to build on the client base we’ve been cultivating, as well as expanding into other market segments.”

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCBB:TOMZ)  is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through sales and licensing of our premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation ("UVGI") products and technologies.

TOMI’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI’s products and serviced have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with the Indoor Air Quality Association, The International Ozone Association and The United States Green Building Council.

For additional product information, visit TOMI’s website at www.tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:

TOMI Environmental Solutions, Inc.

Dr. Halden Shane, Chairman of the Board & Chief Executive Officer

(310) 275-2255 | (800) 525-1698

Worldwide Corporate Offices

9454 Wilshire Boulevard, Penthouse

Beverly Hills, California 90212

INVESTOR RELATIONS:

Syndicated Capital, Inc.

(310) 255-4445